Exhibit 10.1

Please find below the proposal for services to be provided by Titan Advisory Services LLC to the Company (Drugs Made In America Acquisition Corp).

SCOPE OF WORK

Date:	April 22, 2026
Project:	CFO Services
Services:	The Services to be provided have not changed since the November 17, 2025 SoW and are as follows:
	1.	Operate as the Chief Financial Officer, including, but not limited to the following responsibilities:
		a.	Overall financial strategy implementation and execution
		b.	Oversee forecasts and budgeting
		c.	Oversee finance/ accounting department
		d.	Financial reporting
		e.	Oversee tax compliance
		f.	Oversee audits
	2.	Assist with Capital Raising
	3.	Decision support analysis
	4.	Ad hoc requests
Deliverables:	Deliverables will correlate with the Services listed above.
Timing:	Work will begin upon execution of this SoW.
Fees:

Fees shall be fixed at $3,500 per month, consistent with SoW dated November 17, 2025. Unpaid amounts accrue as a binding obligation.

Amounts owing under the November 17, 2025 SoW remain owed and due to TITAN.

Titan was never issued 100,000 shares as per the SoW dated November 17, 2025. Instead, TITAN’s designated recipient, Saleem Elmasri, shall be granted 175,000 shares earned at execution of definitive agreement and issued at closing ≤10 days.

Payment Terms:	Invoices will be issued monthly on the last business day of the month and payable within 5 business days.
Retainer:	Not applicable. No retainer has been paid in the past.

Thank you for your consideration. We look forward to working with you.

/s/ Saleem Elmasri
Saleem Elmasri
Managing Partner
Titan Advisory Services LLC

THIS SOW CORRECTLY SETS FORTH THE UNDERSTANDING OF THE COMPANY:

/s/ ROGER BENDELAC	CEO
SIGNATURE	TITLE
ROGER BENDELAC	04/22/2026
PRINT NAME	DATE